Exhibit 99.2

KASAMBA INC. AND ITS SUBSIDIARY

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2007

U.S. DOLLARS IN THOUSANDS

UNAUDITED

INDEX

Page

Consolidated Balance Sheets	2 - 3

Consolidated Statements of Operations	4

Statements of Changes in Stockholders' Deficiency	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7 - 12

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	September 30,	December 31,
	2007	2006
	Unaudited

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,584	$2,981
Restricted cash	132	89
Government authorities	134	54
Other accounts receivable and prepaid expenses	63	31

Total current assets	1,913	3,155

LONG-TERM DEPOSITS	81	78

PROPERTY AND EQUIPMENT, NET	427	389

	$2,421	$3,622

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	September 30,	December 31,
	2007	2006
	Unaudited

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Current maturities of long-term loans	$21	$22
Trade payables	199	89
Employees and payroll accruals	404	388
Government authorities	2,023	1,802
Other accounts payable and accrued expenses	1,783	1,194

Total current liabilities	4,430	3,495

LONG-TERM LIABILITIES:
Long-term loans, net of current maturities	4	18
Accrued severance pay	203	166

Total long-term liabilities	207	184

STOCKHOLDERS' DEFICIENCY:
Stock capital -
Common stock of $ 0.01 par value - Authorized: 4,000,000 shares at September 30, 2007 and December 31, 2006; Issued: 1,600,000 shares as of September 30, 2007 and December 31, 2006 ; Outstanding: 1,382,000 shares at September 30, 2007 and December 31, 2006	14	14
Preferred A stock of $ 0.01 par value - Authorized: 332,700 shares at September 30, 2007 and December 31, 2006; Issued and outstanding: 332,700 shares at September 30, 2007 and December 31, 2006	3	3
Preferred A1 stock of $ 0.01 par value - Authorized: 151,700 shares at September 30, 2007 and December 31, 2006; Issued and outstanding: 10 shares at September 30, 2007 and December 31, 2006	*) -	*) -
Preferred A2 stock of $ 0.01 par value - Authorized: 400,000 shares at September 30, 2007 and December 31, 2006; Issued and outstanding: 245,247 shares at September 30, 2007 and December 31, 2006	2	2
Treasury shares	(15)	(15)
Additional paid-in capital	3,511	3,291
Accumulated deficit	(5,731)	(3,352)

Total stockholders' deficiency	(2,216)	(57)

Total liabilities and stockholders' deficiency	$2,421	$3,622

*)	Represent amounts lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Nine months ended September 30,		Three months ended September 30,
	2007	2006	2007	2006
	Unaudited

Revenues	$7,385	$4,924	$2,685	$1,933
Cost of revenues	1,413	759	488	293

Gross profit	5,972	4,165	2,197	1,640

Research and development	1,738	862	664	299
Selling and Marketing	4,897	2,487	1,600	991
General and administrative	1,531	846	692	318

Total operating expenses	8,166	4,195	2,956	1,608

Operating income (loss)	(2,194)	(30)	(759)	32
Financial expenses, net	52	64	48	24

Income (loss) before taxes	(2,246)	(94)	(807)	8
Taxes on income	133	-	39	-

Net income (loss)	$(2,379)	$(94)	$(846)	$8

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

U.S. dollars in thousands (except share data)

											Additional	Deferred
	Common stock		Preferred A stock		Preferred A1 stock			Preferred A2 stock		Treasury	paid-in	stock	Accumulated
	Number	Amount	Number	Amount	Number	Amount		Number	Amount	stock	capital	compensation	deficit	Total
Balance as of January 1, 2006	1,382,000	$14	332,700	$3	-		$-	-	$-	$(15)	$2,223	$(2)	$(2,706)	$(483)

Issuance of Preferred A stock, net of issuance costs	-	-	-	-	-		-	245,247	2	-	973	-	-	975
Exercise of employee share options	-	-	-	-	10		*) -	-	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-			-	-	-	95	2	-	97
Net loss	-	-	-	-	-		-	-	-	-	-	-	(646)	(646)

Balance as of December 31, 2006	1,382,000	14	332,700	3	10		*) -	245,247	2	(15)	3,291	-	(3,352)	(57)

Stock based compensation	-	-	-	-	-		-	-	-	-	220	-	-	220
Net loss	-	-	-	-	-		-	-	-	-	-	-	(2,379)	(2,379)

Balance as of September 30, 2007 (unaudited)	1,382,000	$14	332,700	$3	10	$	*) -	245,247	$2	$(15)	$3,511	$-	$(5,731)	$(2,216)

*)	Represent amounts lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,
	2007	2006
	Unaudited

Cash flows from operating activities:
Net income (loss)	$(2,379)	$(94)
Adjustments required to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	145	83
Stock based compensation	220	43
Decrease (increase) in other accounts receivable and prepaid expenses	(32)	241
Accrued interest on long-term loans	2	(1)
Increase in trade payables	110	55
Increase in employees and payroll accruals	16	109
Decrease (Increase) in government authorities receivables	(80)	17
Increase in government authorities payables	221	280
Increase in other accounts payable and accrued expenses	589	501
Increase in accrued severance pay, net	37	31
Exchange differences of restricted cash	(6)	-
Other	(3)	-

Net cash provided by (used in) operating activities	(1,160)	1,265

Cash flows from investing activities:
Increase in restricted cash	(37)	(14)
Increase in long-term deposits	-	(15)
Purchase of property and equipment	(183)	(246)

Net cash used in investing activities	(220)	(275)

Cash flows from financing activities:
Repayment of long-term loan	(17)	(16)
Issuance of Preferred A stock	-	70

Net cash provided by (used in) financing activities	(17)	54

Increase (decrease) in cash and cash equivalents	(1,397)	1,044
Cash and cash equivalents at beginning of period	2,981	651

Cash and cash equivalents at end of period	$1,584	$1,695

Non-cash flows activities:
Property and equipment acquired under capital lease	$-	$61

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL

a.
Kasamba Inc. ("the Company") was incorporated and commenced its operations in January 2000. The Company develops and promotes a proprietary platform that facilitates online transactions between service providers ("experts") and consumers ("clients"). The Company's experts offer online advice via email, chat and phone.

b.	The Company has a wholly-owned subsidiary, Kasamba Ltd. ("the subsidiary"). The subsidiary was incorporated in Israel in December 1999 and commenced its operations in January 2000.

c.	A service agreement with the subsidiary:

In January 2004, the Company and the subsidiary entered into an agreement whereby the subsidiary will provide the Company various services including research and development, technical support and customer service, software development and related internet tools, protection of the Company's intellectual property and more. In return for the above services, the Company shall pay the subsidiary the total cost of the services plus 7.5%.

d.
The Company has incurred losses in the amount of $ 2,379 during the nine months ended September 30, 2007, and has a shareholders' deficiency and working capital deficiency in the amount of $ 2,216 and $ 2,517, respectively, as of that date (The Company's management plans to reach operating balance by the end of 2007, and believes that the Company has financial capability to maintain its operating activity for a period of 12 months following the financial statements signature date). On October 3, 2007 the Company signed on a Merger Agreement see also note 5 (a) - subsequent events.

NOTE 2:-	UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. These financial statements should be read in conjunction with the Company's annual audited financial statements and accompanying notes as of December 31, 2006.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 3:-	SIGNIFICANT ACCOUNTING POLICIES

a.
The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2006 are applied consistently in these consolidated financial statements, except as detailed in note c. below.

b.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

c.
In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 states that a tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable, based on its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than fifty percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. The adoption of FIN 48 as of January 1, 2007 did not have a material effect on the Company's consolidated financial position and results of operations.

d.	Impact of recently issued accounting pronouncements:

1.
In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". SFAS 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS 157 applies only to fair value measurements that are already required or permitted by other accounting standards. FASB 157 is effective for fiscal years beginning after November 15, 2007. The company will adopt SFAS 157 no later than January 1, 2008. The Company is currently reviewing this new standard to determine its effects, if any, on its financial position and results of operations.

2.
In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"), which permits companies to choose to measure certain financial instruments and other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company will adopt SFAS No. 159 no later than January 1, 2008. The Company is currently reviewing this new standard to determine its effects, if any, on its financial position and results of operations.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:-	STOCK BASED COMPENSATION

a.
On April 4, 2007, the Company's Board of Directors granted 42,500 options to its employees under the Company's Share Option Plan ("the 2003 plan") for a vesting period of 3 - 4 years. Each option can be exercised to purchase one share of Common stock of $ 0.01 par value of the Company, at an exercise price of $ 7.5 per share.

b.
On April 4, 2007, the Company's Board of Directors extended the exercise period of 7,042 vested options held by an employee by an additional 12 months through the end of March 2008. The differences between the originally measured compensation cost and the fair value of the award on the modification date and between the fair value were immaterial to the financial statements.

c.
On May 10, 2007, (“the modification date”) the Company's Board of Directors resolved that, upon termination of an employee ("the termination"), 4,578 of the employee unvested options shall accelerate and become immediately vested upon termination, and any vested options (including due to acceleration) shall remain exercisable for a period of nine months following termination. The differences between the originally measured compensation cost and the fair value of the award on the modification date were immaterial to the financial statements.

d.
On May 27, 2007, the Company's Board of Directors granted 11,600 options to its employees under the 2003 plan for a vesting period of 3 - 4 years. Each option can be exercised to purchase one share of Common stock of $ 0.01 par value of the Company, at an exercise price of $ 10 per share.

e.
On September 5, 2007, the Company's Board of Directors extended the exercise period of 1,175 vested options held by several of its employees by an additional month through the end of October 31, 2007. The differences between the fair value of the award on the modification date were immaterial to the financial statements.

f.
The fair value of the Company's share options granted to employees for the nine months ended September 30, 2007 and for the year ended December 31, 2006, was estimated using the following weighted average assumptions:

	Nine months ended September 30,		Three months ended September 30,
	2007	2006	2007	2006

Risk free interest	4.68% - 4.38%	4.69% - 4.82%	4.96% - 4.38%	4.69% - 4.82%
Dividend yields	0%	0%	0%	0%
Volatility	80%	80%	80%	80%
Expected term (in years)	6.5	5.23 - 6.65	6.5	5.23 - 6.65

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:-	STOCK BASED COMPENSATION (Cont.)

g.	During the nine months and the three months ended September 30, 2007 and 2006, the Company recognized stock-based compensation expense related to employee stock options as follows:

	Nine months ended September 30,		Three months ended September 30,
	2007	2006	2007	2006

Cost of revenues	$15	$6	$7	$2
Research and development costs	70	13	30	5
Selling and marketing expenses	70	37	15	14
General and administrative expenses	65	9	17	1

Total stock-based compensation expense	$220	$65	$69	$22

NOTE 5:-	SUBSEQUENT EVENTS

a.
On October 3, 2007 the Company closed a Merger Agreement ("the Agreement") with LivePerson, Inc. ("LP") a Delaware corporation with its shares of Common stock traded on the NASDAQ Capital Market under the trading symbol "LPSN," Merger Sub, a wholly-owned indirect subsidiary of LP and Yoav Leibovitch, as the representative of the Company’s stockholders, pursuant to which Merger Sub had merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation and a wholly-owned indirect subsidiary of LP. The aggregate merger consideration (the "Aggregate Merger Consideration") paid by LP pursuant to the Merger is consisting of:

1.	An amount of $ 9,000 in cash, out of which $900 is allocated to the payment of employee bonuses as follows:

a.	A total amount of $200 that was paid at closing of the Merger.

b.	An amount up to $700 shall be subject to, and paid upon, release of funds from the cash escrow, as mentioned in the paragraphs below.

The financial statements as of September 30, 2007 do not include provision to employee's bonuses due to the Agreement.

2.
The issuance of 4,754,601 shares of Common stock of LP to the Company’s stockholders, determined by dividing $31,000 by $6.52 that was set according to the average of closing stock price of a share of LP, for the twenty trading days preceding the date that is two business days prior to the closing date.

In addition, a portion of the aggregate merger consideration is held in escrow to secure certain indemnification obligations of the Company in favor of LP under the Merger Agreement as follows:

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 5:-	SUBSEQUENT EVENTS (Cont.)

a.
A stock escrow (the "stock escrow") consisting of 766,871 shares of LP determined by dividing $5,000 by $6.52 that was set according to the average of closing stock price of a share of LP, for the twenty trading days preceding the date that is two business days prior to the closing date. The stock escrow shall be released on the 18 month anniversary of the closing of the merger subject to certain limited exceptions.

b.
A cash escrow (the "Cash Escrow") in the amount of $7,000. The Cash Escrow shall be released upon the later of (i) completion of the balance sheet adjustment or (ii) the earlier of (a) sixty days after the expiration of the statue of limitations with respect to the U.S. withholding liability or (b) the satisfaction of both of the following conditions (1) the receipt of a letter from the U.S. tax authority ("the IRS") in response to the Company’s submission stating that the IRS has determined that the Company and the Company’s subsidiary are in substantial compliance with respect to the U.S. withholding liability and (2) payment of all taxes owed to the IRS in respect of the U.S. withholding liability, provided that to the reasonable satisfaction of the parties, the satisfaction of the conditions set forth in clauses (1) and (2) results in the Company and the Company’s subsidiary having satisfied their tax liability with respect to the U.S. withholding liability.

At the effective time of the merger, all vested and unvested Company options existing as of the closing date were assumed by LP and will be converted into options to purchase shares of Common stock of LP. The financial statements as of September 30, 2007 do not include stock based compensation expenses due to the agreements.

b.
On October 2, 2007, several board members and former employees of the Company exercised their options, according to which, 151,690 options were exercised into 151,690 Series A1 Preferred stocks at a total exercise price of $ 15.17 and 193,100 options were exercised into 193,100 Common Stock at a total exercise price of $ 1,154.

c.
October 15, 2007, the Company entered into a closing agreement ("the Closing Agreement") with the Internal Revenue Service ("the IRS") to settle certain tax matters pertaining to the company's 2004, 2005, and 2006 taxable years. Under this Closing Agreement, the Company paid a total of $1,247 in full discharge of U.S. Federal income taxes (and related penalties) resulting from the failure to properly withhold, deposit, and report U.S. Federal income taxes with respect to payments made by the Company to service providers in those years. Such payment was reimbursed to the Company by the Shareholders from the Cash Escrow as part of the Agreement.

d.	In December 2007, 39,563 options were exercised by the Company's current and former employees into LP shares at an exercise price of $1.8 - $7.5 per option, in consideration of $104.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 5:-	SUBSEQUENT EVENTS (Cont.)

e.
On October 25, 2007, the Company's Board of Directors extended the exercise period of 18,538 vested options held by several of its employees by an additional month through the end of November 30, 2007. The differences between the fair value of the award on the modification date were immaterial to the financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Report of Independent Auditors	14

Consolidated Balance Sheets	15 – 16

Consolidated Statements of Operations	17

Statements of Changes in Stockholders' Deficiency	18

Consolidated Statements of Cash Flows	19

Notes to Consolidated Financial Statements	20-39

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of

KASAMBA INC.

We have audited the accompanying consolidated balance sheets of Kasamba Inc. ("the Company") and its subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2(n) to the consolidated financial statements, in 2006 the Company adopted Statement of Financial Accounting Standards Board No. 123 (Revised 2004), "Share-Based Payment".

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
May 10, 2007	A Member of Ernst & Young Global

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,981	$651
Restricted cash	89	86
Government authorities receivables	54	52
Accounts receivable and prepaid expenses (Note 3)	31	258

Total current assets	3,155	1,047

LONG-TERM DEPOSIT	78	21

PROPERTY AND EQUIPMENT, NET (Note 4)	389	189

	$3,622	$1,257

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share and per share data)

	December 31,
	2006	2005

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Current maturities of long-term loans (Note 7)	$22	$-
Trade payables	89	107
Employees and payroll accruals	388	154
Government authorities payables (Note 5)	1,802	1,341
Other accounts payable and accrued expenses (Note 6)	1,194	29

Total current liabilities	3,495	1,631

LONG-TERM LIABILITIES:
Long-term loans, net of current maturities (Note 7)	18	-
Accrued severance pay	166	109

Total long-term liabilities	184	109

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

STOCKHOLDERS' DEFICIENCY (Note 10):
Stock capital -
Common stock of $ 0.01 par value - Authorized: 4,000,000 shares at December 31, 2006 and 2005; Issued: 1,600,000 shares at December 31, 2006 and 2005; Outstanding: 1,382,000 shares at December 31, 2006 and 2005;	14	14
Preferred A stock of $ 0.01 par value - Authorized: 332,700 shares at December 31, 2006 and 2005; Issued and outstanding: 332,700 shares at December 31, 2006 and 2005	3	3
Preferred A1 stock of $ 0.01 par value - Authorized: 151,700 shares at December 31, 2006 and 2005; Issued and outstanding: 10 and 0 shares at December 31, 2006 and 2005, respectively	*) -	-
Preferred A2 stock of $ 0.01 par value - Authorized: 400,000 shares at December 31, 2006 and 2005; Issued and outstanding: 245,247 and 0 shares at December 31, 2006 and 2005, respectively	2	-
Treasury stock	(15)	(15)
Additional paid-in capital	3,291	2,223
Deferred stock compensation	-	(2)
Accumulated deficit	(3,352)	(2,706)

Total stockholders' deficiency	(57)	(483)

Total liabilities and stockholders' deficiency	$3,622	$1,257

*)    Represent amounts lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands

	Year ended December 31,
	2006	2005

Revenues (Note 11)	$7,005	$2,727
Cost of revenues	1,184	480

Gross profit	5,821	2,247

Operating expenses:

Research and development	1,266	646
Selling and marketing	3,731	1,186
General and administrative	1,254	1,507

Total operating expenses	6,251	3,339

Operating loss	430	1,092
Financial expenses, net	105	6

Loss before taxes on income	535	1,098
Taxes on income (Note 9e)	111	-

Net loss	$646	$1,098

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
U.S. dollars in thousands (except share data)

	Common stock		Preferred A stock		Preferred A1 stock			Preferred A2 stock		Treasury	Additional paid-in	Deferred Stock	Accumulated
	Number	Amount	Number	Amount	Number	Amount		Number	Amount	stock	capital	compensation	deficit	Total

Balance as of January 1, 2005	1,382,000	$14	110,900	$1	-		$-	-	$-	$(15)	$1,500	$(33)	$(1,608)	$(141)

Amortization of deferred stock compensation	-	-	-	-	-		-	-	-	-	76	31	-	107
Issuance of Preferred A stock, net of issuance costs	-	-	221,800	2	-		-	-	-	-	647	-	-	649
Net loss	-	-	-	-	-		-	-	-	-	-	-	(1,098)	(1,098)

Balance as of December 31, 2005	1,382,000	14	332,700	3	-		-	-	-	(15)	2,223	(2)	(2,706)	(483)

Issuance of Preferred A2 stock, net of issuance costs	-	-	-	-	-		-	245,247	2	-	973	-	-	975
Exercise of employee stock options	-	-	-	-	10		*) -	-	-	-	-	-	-	-
Stock based compensation	-	-	-	-	-		-	-	-	-	95	2	-	97
Net loss	-	-	-	-	-		-	-	-	-	-	-	(646)	(646)

Balance as of December 31, 2006	1,382,000	$14	332,700	$3	10	$	*) -	245,247	$2	$(15)	$3,291	$-	$(3,352)	$(57)

*)    Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31,
	2006	2005

Cash flows from operating activities:
Net loss	$(646)	$(1,098)
Adjustments required to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	129	34
Stock-based compensation	97	107
Decrease (increase) in other accounts receivable and prepaid expenses	227	(134)
Increase in accrued interest on current maturities of long-term loans	(5)	-
Increase (decrease) in trade payables	(18)	54
Increase in employees and payroll accruals	234	75
Increase in Government authorities receivables	(2)	(36)
Increase in Government authorities payables	461	-
Increase in other accounts payable and in accrued expenses	1,165	813
Increase in accrued severance pay, net	57	18
Increase of restricted cash	(3)	-

Net cash provided by (used in) operating activities	1,696	(167)

Cash flows from investing activities:
Increase in long-term deposits	(57)	-
Purchase of property and equipment	(269)	(206)
Restricted cash	-	(86)

Net cash used in investing activities	(326)	(292)

Cash flows from financing activities:
Repayments of long-term loan	(15)	(3)
Issuance of Preferred A and A2 stock	975	649
Exercise of employees share option	*) -	-

Net cash provided by financing activities	960	646

Increase in cash and cash equivalents	2,330	187
Cash and cash equivalents at beginning of year	651	464

Cash and cash equivalents at end of year	$2,981	$651

Supplementary cash flow information:

Non-cash flows activities:
Property and equipment acquired under capital lease	$60	$-

*)    Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)
NOTE 1:-	GENERAL

a.
Kasamba Inc. ("the Company") was incorporated and commenced its operations in January 2000. The Company develops and promotes a proprietary platform that facilitates online transactions between service providers ("experts") and consumers ("clients"). The Company's experts offer online advice via email, chat and phone.

	b.	The Company has a wholly-owned subsidiary, Kasamba Ltd. ("the subsidiary"). The subsidiary was incorporated in Israel in December 1999 and commenced its operations in January 2000.

	c.	A service agreement with the subsidiary:

In January 2004, the Company and the subsidiary entered into an agreement whereby the subsidiary will provide the Company with various services, including research and development, technical support, customer service and more. In return for the above services, the Company shall pay the subsidiary the total cost of the services plus 7.5%.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

	a.	Use of estimates:

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

	b.	Financial statements in U.S. dollars:

A portion of the revenues of the Company's subsidiaries is generated in U.S. dollars ("dollar"). In addition, a substantial portion of the costs of the Company's subsidiaries is incurred in dollars. The Company's management believes that the dollar is the currency of the primary economic environment in which the Company's subsidiaries operate. Thus, the functional currency of the Company's subsidiaries is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation". All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany balances have been eliminated upon consolidation. Intercompany transactions and balances, including profit from intercompany sales not yet realized outside the Group, have been eliminated upon consolidation.

d.	Cash equivalents:

Cash equivalents are short-term, highly liquid investments that are readily convertible into cash, with original maturities of three months or less.

e.	Restricted cash:

The restricted cash as of December 31, 2006 and 2005 in a total amount of $ 89 and $ 86, respectively, is invested in a short-term deposit that is used to secure a standby line of credit required in connection with the Company's use of credit cards, and the guarantee extended to the landlord to secure rent payments. The deposit is in U.S. dollars and bears interest at the rate of 3.5%.

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives, at the following annual rates:

%

Computers and peripheral equipment	20 - 33
Office furniture and equipment	6
Leasehold improvements	Over the shorter of the term of the lease or the estimated useful life of the asset

The long-lived assets and certain identifiable intangibles of the Company and the subsidiary are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2006, and 2005, no impairment losses have been identified.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company leases computer systems under leases classified as capital leases for financial reporting purposes. The equipment acquired under capital lease in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS No. 13"), in the amount of $ 60 is included in property and equipment. Depreciation expense relating to this equipment was approximately $ 15 for the year ended December 31, 2006.

g.	Severance pay:

The Israeli subsidiary's liability for severance pay in respect to its Israeli employees is calculated pursuant to Israel's Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Israeli employees are entitled to one month's salary for each year of employment, or a portion thereof. The subsidiary's liability for its employees is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

During 2004, the Israeli subsidiary implemented Section 14 of the Israeli Severance Compensation Act, 1963 ("Section 14"), and elected for its employees to be included under this section. Its employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with Section 14 release the subsidiary from any future severance payments in respect of those employees. The aforementioned deposits are not recorded as an asset in the Company's balance sheet.

Severance expense for the years ended December 31, 2006 and 2005 amounted to $ 45 and $ 24, respectively.

h.	Revenue recognition:

Revenue is recognized in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition", when the earnings process is complete, when delivery has occurred or services have been rendered, when the fee is fixed or determinable and when collectibility is probable.

The Company applies Emerging Issues Task Force ("EITF") 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" ("EITF 99-19") due to the fact that the Company pays its experts (as mentioned in Note 1a) the amount collected by the clients less the Company's fee for providing professional services through the website, mostly upon collection from its clients.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

i.	Income taxes:

The Company and its subsidiary account for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

j.	Concentrations of credit risk:

Financial instruments that potentially subject the Company and its subsidiary to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents are invested in major banks. Management believes that the financial institutions that hold the Company and its subsidiary investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

As of December 31, 2006 and 2005, the Company had no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

k.	Fair value of financial instruments:

The following methods and assumptions were used by the Company and its subsidiary in estimating their fair value disclosures for financial instruments:

The carrying amounts of cash and cash equivalents, accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

l.	Research and development costs:

Research and development costs are charged to the statement of operations as incurred.

m.	Advertising expenses:

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2006 and 2005 amounted to $ 3,287 and $ 1,078, respectively.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.	Accounting for stock-based compensation:

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," ("SFAS 123(R)") which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to the Employee Stock Purchase Plan ("employee stock purchases") based on estimated fair values. SFAS 123(R) supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for periods beginning in fiscal 2006.

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of January 31, 2006. The Company's consolidated financial statements as of and for the year ended December 31, 2006 reflects the impact of SFAS 123(R). In accordance with the modified prospective transition method, the Company's Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's Consolidated Statement of Operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in the Company's consolidated statement of operations for the year ended December 31, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R).

In conjunction with the adoption of SFAS 123(R), the Company's method of attributing the value of stock-based compensation to expense is the straight-line option approach. Compensation expense for all share-based payment awards granted on or prior to December 31, 2005 will continue to be recognized using the straight-line option approach.

The Company's determination of fair value of share-based payment awards on the date of grant using Black-Scholes model. The computation of the expected volatilities are based on historical volatilities from traded stock of similar companies.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company determined the expected life of the options based on the aforementioned method. Expected term was computed by averaging the vesting schedule of options and the contractual term.

The risk-free interest rate assumption is based on the grant date and the expected term of the options.

The fair value of the Company's stock options granted to employees for the years ended December 31, 2006 was estimated using the following weighted average assumptions:

	Year ended December 31,
	2006	2005

Risk free interest	4.69%-4.82%	3.82%-4.05%
Dividend yields	0%	0%
Volatility	80%	90%
Expected term (in years)	5.23-6.65	5.9-6.4

The pro forma table below reflects the Company's stock based compensation expense, net loss for the year ended December 31, 2005, had the Company applied the fair value recognition provisions of SFAS 123, as follows:

Year ended December 31,
2005

Net loss, as reported	$1,098

Deduct - Stock-based method for all awards compensation expense determined under intrinsic value	(107)

Add - Stock-based employee compensation - expense determined under fair value method for all awards	125

Pro forma net loss	$1,116

For purpose of pro forma disclosures share based compensation is amortized over the vesting period using the straight line attribution method.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Impact of recently issued accounting pronouncements:

1.
In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement.

FIN 48 applies to all tax positions related to income taxes subject to the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS 109"). This includes tax positions considered to be "routine" as well as those with a high degree of uncertainty.

FIN 48 has expanded disclosure requirements, which include a tabular roll forward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. These disclosures are required at each annual reporting period unless a significant change occurs in an interim period.

FIN 48 is effective for fiscal years beginning after December 15, 2006. The cumulative effect of applying FIN 48 will be reported as an adjustment to the opening balance of retained earnings.

The Company is currently evaluating the effect of the adoption of FIN 48 on its financial statements.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.
In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the effect of the adoption of SFAS No. 157 on its financial statements.

3.
In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This statement provides companies with an option to report selected financial assets and liabilities at fair value. Generally accepted accounting principles have required different measurement attributes for different assets and liabilities that can create artificial volatility in earnings. The Standard's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. This Statement is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159 on its financial statements.

NOTE 3:-	ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2006	2005

Prepaid expenses	$31	$19
Credit card companies, net (1)	-	239

	$31	$258

(1)
Debit balance from credit card companies, net of provision for expert's payments, and net of a 1% provision from the Company’s total income from service providers due to client's refutation of services.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 4:-	PROPERTY AND EQUIPMENT

	December 31,
	2006	2005
Cost:
Computers and peripheral equipment	$523	$219
Office furniture and equipment	41	27
Leasehold improvements	25	14

	589	260
Accumulated depreciation:
Computers and peripheral equipment	192	67
Office furniture and equipment	5	3
Leasehold improvements	3	1

	200	71

Depreciated cost	$389	$189

Depreciation expenses for the years ended December 31, 2006 and 2005 were $ 129 and $ 34, respectively.

The Company leases computer systems and licenses under capital leases as defined in SFAS No. 13, "Accounting for Leases". The net investment in capital leases amounted to $ 60 at December 31, 2006, and is included in property and equipment. The net obligation related to investments under capital lease amounted to $ 40 at December 31, 2006.

NOTE 5:-	GOVERNMENT AUTHORITIES

	December 31,
	2006	2005

Tax provision (1)	$1,691	$1,341
Tax on income (2)	111	-

	$1,802	$1,341

(1)	The Company recorded a provision due to years 2001 – 2006 withholding liabilities related to payments to its experts..
(2)	See Note 9(e).

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 6:-	OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2006	2005

Experts, net (1)	$668	$-
Accrued expenses	526	25
Other	-	4

	$1,194	$29

(1)
Credit balance due to provision for expert's payments net of credit card companies, and net of a 1% provision from the Company’s total income from service providers due to client's refutation of services.

NOTE 7:-	LONG-TERM LOAN

a.
Starting January and through July 2006, the subsidiary signed capital lease agreements ("the lease agreement") in respect of computer systems and license to use software in a total amount of $60. According to the lease agreements, the subsidiary received a loan bearing annual interest of 9.26% to 10.24% and will mature in 31 monthly installments with the latest installment being due in July 2008. During the year ended December 31, 2006, the Israeli subsidiary paid principal payments totaling $20.

b.	The aggregate annual maturities of long-term loans are as follows:

First year (current maturities)	$22
Second year	16
Third year	2

$40

c.
Under the capital lease agreements signed by the subsidiary, a pledge was recorded on equipment received and the respective insurance rights in favor of the borrower in order to secure the full repayment of the liabilities incurred therefrom. The net pledge amount as of December 31, 2006 is $ 60.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Operating lease commitments:

The Company's facility is rented under an operating lease agreement ("the agreement") for periods ending in December 31, 2007. The agreement includes an option to extend the operating lease until December 31, 2009.

Future minimum payments under non-cancelable operating leases for the year ended in December 31, 2007 are $ 154.

Total rent expenses for the years ended December 31, 2006 and 2005 were $ 91 and $ 45, respectively.

b.
According to the credit card companies and the electronic bank regulations, a client can dispute transactions claiming either that he did not receive services from the merchant or that transactions were made without his authorization. The eligibility to dispute a transaction applies for a period of six months following the transaction date.

NOTE 9:-	TAXES ON INCOME

a.	Domestic: U.S income taxes:

The Company was incorporated in Delaware U.S.A. and is taxed according to U.S tax laws. The statutory federal tax rate is 35%.

b.	Foreign: Israeli income taxes:

On July 25, 2005, the Knesset (Israeli Parliament) approved the Law of the Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among others, a gradual decrease in the corporate tax rate in Israel to the following tax rates: in 2006 - 31%, in 2007 - 29%, in 2008 - 27%, in 2009 - 26% and in 2010 and thereafter - 25%.

As the subsidiary provides services to the Company in return of its total cost of service plus 7.5% (as mentioned in Note (1)(c), it recorded a tax provision in a total amount of $ 111 due to a final tax assessment in the amount of $ 27 for the year ended December 31, 2005, and a tax provision in the amount of $ 84 for the year ended December 31, 2006.

c.	Net operating loss carryforward:

Domestic - at December 31, 2006, the Company had a U.S. federal net operating loss carryforward of approximately $ 437 that can be carried forward and offset against taxable income for 15 to 20 years, expiring from 2021 through 2026.

Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 9:-	TAXES ON INCOME (Cont.)

d.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

	December 31,
	2006	2005
Provided in respect of the following:

Deferred tax assets due to carryforward tax losses	$153	$103
Temporary differences relating to employees and payroll accruals	60	41

Gross deferred tax assets	213	144
Less: Valuation allowance	(213)	(144)

Net deferred tax assets	$-	$-

The Company provided valuation allowances in respect of deferred tax assets resulting principally from the carryforward of tax losses. Management currently believes that it is more likely than not that the deferred tax regarding the carryforward of losses will not be realized in the foreseeable future.

e.	Taxes on income included in the statements of operations:

	Year ended December 31,
	2006	2005

Foreign - current taxes	$84	$-
Foreign - taxes in respect of previous years	27	-

	$111	$-

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10-	STOCKHOLDERS' EQUITY

a.	The stock capital consists of shares of Common stock and Preferred stock, of $ 0.01 par value each:

	December 31, 2005		December 31, 2006
	Authorized	Outstanding	Authorized	Outstanding
	Number of shares
Stock of $ 0.01 par value:
Common stock (1)	4,000,000	1,382,000	4,000,000	1,382,000

Preferred A stock (2)	332,700	332,700	332,700	332,700

Preferred A1 stock (2)	151,700	-	151,700	10

Preferred A2 stock (2)	400,000	-	400,000	245,247

Classes of stock:

(1)	Common stock::

The Common stock confers upon the holders the right to receive notice to participate and vote in general meetings of the Company and the right to receive dividends, if declared.

(2)	Series A Preferred stock:

Dividend preference	-
Each share of Series A Preferred stock confers upon its holder preference rights in the event of dividend distributions by the Company, at the rate of 5.5% per stock per annum on each outstanding share of the Preferred stock calculated from the date of issuance of such share. After giving effect to the payment of the Preferred dividend described above, all remaining dividends shall be paid to the holders of Common stock, and the Preferred stock, on a pro rata as converted basis.

Liquidation preference	-
In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, prior and in preference to any distribution of any of the assets or funds of the corporation to the holders of any other class or series of capital stock of this corporation by reason of their ownership of such stock, the holders of the Series Preferred Stock then outstanding shall be paid out of the assets of the corporation available for distribution to its stockholders an amount per share of Preferred stock that is equal to 150% of the applicable original preferred dividend declared and paid on such share of Preferred stock.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10-	STOCKHOLDERS' EQUITY (Cont.)

If, upon the occurrence of such event, the assets and funds distributed among the holders of Preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Preferred stock in proportion to the aggregate preferential amount each such holder is otherwise entitled to receive this clause.

The remaining assets of the corporation available for distribution to stockholders shall be distributed to the holders of Preferred stock and the holders of Common stock pro rata to their respective holdings.

Conversion	-
Each share of Preferred stock held by any holder, may, at the option of such holder, be converted at any time and from time to time, and without payment of additional consideration, into fully-paid and non-assessable shares of Common stock. The number of shares of Common stock that a holder of Preferred stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the applicable conversion rate for each share of by the number of shares of Preferred stock being converted at such time. The applicable conversion rate in effect at any time shall be for each share of Preferred stock, the quotient obtained by dividing the applicable original issue price for the respective Series of Preferred stock by the applicable conversion value for such series of Preferred stock.

Voting rights	-
Each share of Preferred stock shall have the right to one vote for each share of Common stock into which such share of Preferred stock could then be converted, and shall be entitled notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common stock, with respect to any question upon which holders of Common stock have the right to vote (unless such vote is restricted by law of this Certificate to a vote of only the holders of shares of outstanding Common stock).

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10-	STOCKHOLDERS' EQUITY (Cont.)

Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into shares of Preferred stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as otherwise provided by law or this Certificate of Incorporation, the holders of Preferred stock shall vote with the holders of the outstanding shares of Common stock, and not as a separate class or series.

b.	Capital issuance:

1.
On August 10, 2001, an investor entered into a separation agreement ("the separation agreement") with the founding shareholders whereby the investor shall extend a convertible loan aggregating approximately $ 1,143 to the Company and transfer all its rights to receive shares in the Company to two of the founding shareholders.

In the context of the separation agreement, each of the two founding shareholders (to whom the investor's rights had been assigned) granted the investor option ("the option") for a period of five years from closing (namely, until August 9, 2006) to receive from them, at no consideration, the Company’s shares representing up to about 40% of the Company's issued share capital on a fully diluted basis provided that certain events as defined in the separation agreement take place: an initial public offering, a month in which the Company's net income exceeds $ 1,000, a merger or buyout, etc.

Pursuant to the separation agreement, on March 24, 2003, the Company issued 1,000,000 shares of Common stock $ 0.01 par value each to the founding shareholders to whom the investor's rights had been assigned (500,000 shares of Common stock, $ 0.01 par value each to each shareholder).

On December 31, 2006, the investors and the founding shareholders entered into a new agreement ("the settlement agreement") according to which the investors will exercise the option (mentioned above) and pursuant to such exercise, both founding shareholders shall sell and transfer to the investors in equal parts, in consideration for an exercise price in the aggregate sum of $ 0.001, the ownership and all rights of 76,334 shares of Common stock of $ 0.01 per value each ("the purchase shares"). The purchase shares constitute 3% of the issued and outstanding stock capital of the Company on a fully diluted basis.

2.
In November 2004, the Company signed an agreement ("the agreement") with a group of investors ("the investors") according to which the investors agreed to provide the Company with an amount of up to $ 975 ("the investment"). The investment was in respect of the issuance of 332,700 shares of Preferred A stock of $ 0.01 par value each. According to the agreement, the warrants to purchase 267,700 shares of Series A2 Preferred stock at the price of $ 3.6421 per share once the investment transaction is completed. According to the agreement, the warrant will expire within two years subject to certain event.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10-	STOCKHOLDERS' EQUITY (Cont.)

In December 2004, the Company received initial financing in a total amount of $ 325 and recorded issuance costs of $ 97. In return, the Company issued 110,900 shares of Preferred A stock in consideration of this investment.

On March 11, 2005, the Company received additional financing in a total amount of $ 325 and issued 110,900 shares of Preferred A stock in consideration of this investment. On July 13, 2005, the Company received additional financing in a total amount of $ 325, and issued 110,900 shares of Preferred A stock in consideration of this investment.

From September 2006 through December 2006, the investors have exercised all of their warrants to purchase 245,246 shares of Series A2 Preferred stock at an average price of $ 3.9756 per share and transferred to the Company a total amount of $ 975.

c.	Share option plan:

1.
On November 25, 2003, the Company's board of directors approved a Share Option Plan ("the 2003 plan"). Each option can be exercised to purchase one Ordinary share of $ 0.01 par value of the Company. For the Israeli Employees, the 2003 plan is subject to the terms stipulated by Section 102 of Israel's Income Tax Ordinance. According to the 2003 plan with respect to the allocation of options to be granted to employees, consultants and directors, the exercise price and the vesting period shall be determined by the Board of Directors. The exercise period of an option will be 10 years from the date of grant of the option.

2.
On March 31, 2005, the Company’s Board of Directors granted 20,000 options to its employees under the 2003 Plan. Each option can be exercised to purchase one share of Common stock $ 0.01 par value of the Company at an exercise price of $ 2.5 per share.

3.
On June 8, 2005, the Company’s Board of Directors granted 5,000 options to its employees under the 2003 Plan. Each option can be exercised to purchase one share of Common stock $ 0.01 par value of the Company at an exercise price of $ 2.5 per share.

4.
On September 20, 2005, the company’s Board of Directors granted 23,600 options to its employees under the 2003 Plan. Each option can be exercised to purchase one share of Common stock $ 0.01 par value of the Company at an exercise price of $ 2.5 per share.

5.
On March 22, 2006, the Board of Directors granted 65,641 options to its employees, under the 2003 Plan. Each option can be exercised to purchase one share of Common stock $ 0.01 par value of the Company, at an exercise price of $ 3 per share.

6.
On August 9, 2006, the Company’s Board of Directors granted 17,163 options to its employees under the 2003 Plan. Each option can be exercised to purchase one share of Common stock $ 0.01 par value of the Company at an exercise price of $ 3.5 per share. The Board of Directors also decided to reserve additional 70,772 shares of Common stock of the Company for issuance under the Company’s 2003 Plan.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10-	STOCKHOLDERS' EQUITY (Cont.)

7.
On October 30, 2006, the Company's Board of Directors granted 47,873 options to its employees under the 2003 Plan. Each option can be exercised to purchase one share of Common stock $ 0.01 par value of the Company, at an exercise price of $ 3 - $ 4 per share.

8.
On November 29, 2004, the Company's Board of Directors approved a Share Option Plan ("the 2004 plan"), according to which up to 151,700 options are to be granted to employees consultants and directors. Each option can be exercised to purchase one share of Preferred A1 stock of $ 0.01 par value of the Company. For the Israeli employees the 2004 plan is subject to the terms stipulated by section 102 of the Israeli Income Tax Ordinance. For the Israeli non-Employees the 2004 plan is subject to the terms stipulated by section 3 (i) of the Israeli's Income Tax Ordinance. According to the 2004 plan regarding the allocation of options to be granted to employees, consultants and directors, the exercise price and the vesting period shall be determined by the Board of Directors. The exercise period of an Option will be 10 years from the date of grant of the option.

9.
In November 2004, the Company’s granted 151,700 options to several Board members and employees under the 2004 Plan for a vesting period of eighteen (18) months. Each option can be exercised to purchase one share of Series A1 Preferred stock at an exercise price of $ 0.0001 per share.

10.	On November 30, 2006, 10 options were exercised under the 2004 Plan, at an exercise price of $ 0.01 per share.

A summary of the Company's employee stock option activity and related information with respect to options granted to employees to purchase one share of common stock of $ 0.01 par value of the Company for the years ended December 31, 2006 and 2005 is as follows:

	Year ended December 31,
	2006		2005
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Outstanding at the beginning of the year	313,938	$0.81	280,541	$0.58
Options granted	130,677	$3.33	48,600	$2.50
Options forfeited	(15,088)	$3.13	(15,203)	$1.91

Outstanding at the end of the year	429,527	$1.42	313,938	$0.81

Exercisable at the end of the year	249,464	$0.47	233,871	$0.35

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10-	STOCKHOLDERS' EQUITY (Cont.)

A summary of the Company's employee stock option activity and related information with respect to options granted to employees to purchase one share of Preferred A1 stock of $ 0.01 par value of the Company for the years ended December 31, 2006 and 2005 is as follows:

	Year ended December 31,
	2006		2005
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price

Outstanding at the beginning of the year	151,700	$0.01	151,700	$0.01

Options exercised	(10)	$0.01	-	$-

Outstanding at the end of the year	151,690	$0.01	151,700	$0.01

Exercisable at the end of the year	151,690	$0.01	108,300	$0.01

During the year ended December 31, 2006, the Company recognized stock-based compensation expense related to employee stock options in the amount of $ 97 as follows:

Cost of revenues	$6
Research and development costs	18
Selling and marketing expenses	36
General and administrative expenses	37

Total stock-based compensation expense	$97

As of December 31, 2006, there was $ 388 in total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company's stock option plans. That cost is expected to be recognized over a period of 3 to 4 years.

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10-	STOCKHOLDERS' EQUITY (Cont.)

The employees' stock option with respect to options granted to employees to purchase one share of common stock of $ 0.01 par value of the Company outstanding as of December 31, 2006, have been separated into ranges of exercise price, as follows:

	Options outstanding			Options exercisable
	Options	Weighted		Options	Weighted average
	outstanding	average	Weighted	exercisable	exercise
	as of	remaining	average	as of	price of
Exercise	December 31,	contractual	exercise	December 31,	options
price	2006	life (years)	price	2006	exercisable

$ 0.04	78,000	7.00	$0.04	78,000	$0.04
$ 0.01	115,100	8.00	$0.01	115,100	$0.01
$ 1.80	74,638	8.00	$1.80	40,268	$1.80
$ 2.50	98,753	8.86	$2.50	16,096	$2.50
$ 3.00	18,873	9.83	$3.00	-	$3.00
$ 3.50	17,163	9.67	$3.50	-	$3.50
$ 4.00	27,000	9.83	$4.00	-	$4.00

	429,527			249,464

The employees' stock option with respect to options granted to employees to one share of Preferred A1 stock of $ 0.01 par value of the Company outstanding as of December 31, 2006, have been separated into ranges of exercise price, as follows:

	Options outstanding			Options exercisable
	Options	Weighted		Options	Weighted average
	outstanding	average	Weighted	exercisable	exercise
	as of	remaining	average	as of	price of
Exercise	December 31,	contractual	exercise	December 31,	options
price	2006	life (years)	price	2006	exercisable

$ 0.01	151,690	8.00	$0.01	151,690	$0.01

	151,690			151,690

NOTE 11:-	REVENUES

	Year ended December 31,
	2006	2005

Services provided by experts	$18,406	$8,421
Less - cost of services provided	11,401	5,694

	$7,005	$2,727

KASAMBA INC. AND ITS SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 12:-	SUBSEQUENT EVENTS

a.
On April 4, 2007, the Company's Board of Directors granted 42,500 options to its employees under the 2003 plan for a vesting period of 3 - 4 years. Each option can be exercised to purchase one share of Common stock of $ 0.01 par value of the Company, at an exercise price of $ 7.5 per share.

b.
On April 4, 2007, the Company's Board of Directors extended the exercise period of 7,042 vested options held by an employee by an additional 12 months through the end of March 2008. The differences between the originally measured compensation cost and the fair value of the award on the modification date and between the fair value were immaterial to the financial statements.

c.
On May 10, 2007, (“the modification date”) the Company's Board of Directors resolved that, upon termination of an employee ("the termination"), 4,578 of the employee unvested options shall accelerate and become immediately vested upon termination, and any vested options (including due to acceleration) shall remain exercisable for a period of nine months following termination. The differences between the originally measured compensation cost and the fair value of the award on the modification date were immaterial to the financial statements.